                       CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement No. 33-56045 of The Reynolds and Reynolds Company on Form S-8 and the Post-Effective Amendments No. 1 and No. 2 to Registration Statement No. 33-48546 of The Reynolds and Reynolds Company on Form S-3 and the Post-Effective Amendment No. 1 to Registration Statement No. 33-51895 of The Reynolds and Reynolds Company on Form S-3 of our report dated November 14, 1994, which includes an explanatory paragraph concerning a change in the method of accounting for post-retirement benefits other than pensions in 1993 and a change in the method of accounting for income taxes in 1992, appearing in this Annual Report on Form 10-K of The Reynolds and Reynolds Company for the year ended September 30, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statements.



/s/  DELOITTE & TOUCHE LLP
______________________________

Dayton, Ohio
December 16, 1994





                                       20